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                                                                   EXHIBIT 99.3


                          ONYX ACCEPTANCE CORPORATION

                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------

                 Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Onyx Acceptance Corporation (the "Corporation"):

                 Optionee:______________________________________________

                 Grant Date: ___________________________________________

                 Vesting Commencement Date:_____________________________

                 Exercise Price:  $___________________________ per share

                 Number of Option Shares: _______________________ shares

                 Expiration Date:_______________________________________

                 Type of Option:  ______  Incentive Stock Option

                                  ______  Non-Statutory Stock Option


                 Exercise Schedule: The Option shall become exercisable with respect to (i) twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in successive equal monthly installments upon Optionee's completion of each of the next thirty-six (36) months of Service measured from and after the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

                 Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Onyx Acceptance Corporation 1996 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

                 Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.



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                 No Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

                 Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.


                     , 199
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        Date


                                     ONYX ACCEPTANCE CORPORATION

                                     By:
                                          ----------------------------------

                                     Title:
                                            --------------------------------



                                     ---------------------------------------
                                     OPTIONEE

                                     Address:
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ATTACHMENTS
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Exhibit A - Stock Option Agreement
Exhibit B - Plan Summary and Prospectus



                                      2.


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                                   EXHIBIT A
                                   ---------

                             STOCK OPTION AGREEMENT
                             ----------------------




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                                   EXHIBIT B
                                   ---------

                          PLAN SUMMARY AND PROSPECTUS
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